UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2020

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

__________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, Mr. Michael Hinshaw gave notice to the McorpCX, Inc. Board of Directors (the “Board”) that he is resigning as both Chairman and as a member of the Board, effective immediately. Mr. Hinshaw has served on the Board since March 2006 and served on the Board’s audit committee at the time of his resignation from the Board.

Mr. Hinshaw’s decision to resign as Chairman and as a member of the Board did not relate to any disagreement with the management of McorpCX, Inc. (the “Company”) on any matter related to the Company's operations, policies or practices.

Mr. Hinshaw intends to continue to serve as the President of the Company’s wholly-owned operating subsidiary, McorpCX, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCORPCX, INC.

Date:	January 29, 2020	By:	/s/ Gregg Budoi
		Name:	Gregg Budoi
		Title:	Chief Executive Officer